Exhibit 99.1
News Release
For Immediate Release: June 16, 2020
H&R Block Reports Fiscal 2020 Results

▪	Impacts of the COVID-19 pandemic and the extension of the U.S. federal tax filing deadline until July 15th resulted in lower fiscal 2020 revenue and earnings compared to the prior year.

▪	The company ended the fiscal year with $2.7 billion[1] in cash and announced a quarterly dividend of $0.26 per share.

▪	An update on full tax season results will be included as a part of the fiscal 2021 first quarter earnings call.
KANSAS CITY, Mo. - H&R Block, Inc. (NYSE: HRB) today released its financial results for the fiscal year ended April 30, 2020 and provided an update on its response to the COVID-19 pandemic. The pandemic, along with the related extension of the U.S. federal tax filing deadline from April 15th to July 15th, resulted in lower revenue and earnings compared to the prior year.
The company will provide an update on its complete tax season 2020 results during its fiscal 2021 first quarter earnings call.
“This has obviously been a challenging time for everyone, and I'm so proud of how our associates, tax pros, and franchisees responded in the face of the pandemic," said Jeff Jones, H&R Block's president and chief executive officer. "This has impacted our business and challenged us to be agile and innovative as we made broad changes to our operating model in order to continue to help our clients. We remain committed to transforming our business and will use this opportunity to reimagine our future.”
Fiscal 2020 Results From Continuing Operations
"Prior to the disruption to the tax industry caused by the pandemic, we were on track to deliver on our financial outlook for fiscal 2020. Our focus now is on executing during the first quarter as we navigate this difficult time," said Tony Bowen, H&R Block's chief financial officer. "We have adequate liquidity to meet anticipated operating cash needs through the start of tax season 2021 and are taking measures to reduce expenses to continue to fund future growth."

(in millions, except EPS)	Fiscal Year 2020	Fiscal Year 2019
Revenue	$2,640	$3,095
Pretax Income (Loss)	$(3)	$545
Net Income	$6	$445
Weighted-Avg. Shares - Diluted	198.1	206.7
EPS[2]	$0.03	$2.15
Adjusted EPS[2,3]	$0.84	$2.39
Adjusted EBITDA[3]	$368	$799

[1]	All amounts in this release are unaudited. Unless otherwise noted, all comparisons refer to the current period compared to the corresponding prior year period.
2 All per share amounts are based on weighted average fully diluted shares over the corresponding period.
3 Adjusted earnings per share from continuing operations and adjusted EBITDA from continuing operations are non-GAAP financial measures. See "About Non-GAAP Financial Information" below for more information regarding financial measures not prepared in accordance with generally accepted accounting principles (GAAP).

Key Financial Metrics

▪	Total revenues of $2.6 billion decreased $455 million, or 14.7 percent, due to lower U.S. tax return volumes, partially offset by the addition of Wave.

▪
The COVID-19 pandemic and its effect on small businesses has impacted Wave's client volumes and revenues. As a result, we evaluated Wave's goodwill during our fiscal fourth quarter, which resulted in an impairment of $106.0 million. We remain confident in Wave's future, and in our ability to continue to deliver value to small business owners through Wave's innovative platform.

▪
Total operating expenses of $2.6 billion increased $84 million, or 3.4 percent, primarily due to the impairment of Wave's goodwill, Wave's operating expenses, legal fees, and planned investments in technology, partially offset by compensation savings on lower tax return volume.

▪	Pretax loss of $3 million compared to pretax income of $545 million in the prior year.

▪	Earnings per share from continuing operations decreased $2.12 to $0.03; adjusted earnings per share from continuing operations decreased $1.55 to $0.84.

Dividends, Share Repurchases, and Debt Covenant
The company announced that its Board of Directors has declared a quarterly cash dividend of $0.26 per share, payable on July 1, 2020 to shareholders of record as of June 26, 2020. H&R Block has paid quarterly dividends consecutively since the company went public in 1962. Future actions regarding dividends will be dependent upon the Board's approval following consideration of operating results, market conditions, and capital needs, among other factors.
In fiscal 2020, the company repurchased 10.1 million shares for $247 million, at an average price of $24.36. No share repurchases were made in the fourth quarter of fiscal 2020. Approximately $750 million remains under the company's current share repurchase authorization, which expires in June 2022.
The company ended the fiscal year with $2.7 billion in cash, including $2.0 billion from its line of credit, which remains fully drawn. The line of credit is subject to various conditions, including a covenant which requires us to maintain a debt-to-EBITDA ratio of 3.5 on April 30 of each year. The company did not meet this covenant based on fiscal 2020 financial results but has obtained a waiver from its lenders for the period ended April 30, 2020 with no changes to any of the terms of the line of credit.
Discontinued Operations
For information on Sand Canyon, please refer to disclosures in the company’s reports on Forms 10-K, 10-Q, and other filings with the SEC.
Conference Call
Discussion of the fiscal 2020 results, outlook, and a general business update will occur during the company’s previously announced fiscal 2020 earnings conference call for analysts, institutional investors, and shareholders. The call is scheduled for 4:30 p.m. Eastern time on June 16, 2020. To access the call, please dial the number below approximately 10 minutes prior to the scheduled starting time:
U.S./Canada (866) 987-6821 or International (630) 652-5951
Conference ID: 5554906
The call, along with a presentation for viewing, will also be webcast in a listen-only format for the media and public. The link to the webcast can be accessed directly at http://investors.hrblock.com. The presentation will be posted on the Quarterly Results page at http://investors.hrblock.com following the conclusion of the call.
A replay of the call will be available beginning at 7:30 p.m. Eastern time on June 16, 2020 and continuing for seven days by dialing (855) 859-2056 (U.S./Canada) or (404) 537-3406 (International). The conference ID is 5554906. The webcast will be available for replay beginning on June 17, 2020 and continuing for 90 days at http://investors.hrblock.com.
About H&R Block
H&R Block, Inc. (NYSE: HRB) provides help and inspires confidence in its clients and communities everywhere through global tax preparation, financial services and small business solutions. The company is disrupting the tax industry by providing consumers price transparency and with digital platforms such as Tax Pro GoSM. H&R Block believes the best solutions blend digital capabilities with human expertise and care. For more information visit hrblock.com/news and follow @HRBlockNews.
About Non-GAAP Financial Information
This press release and the accompanying tables include non-GAAP financial information. For a description of these non-GAAP financial measures, including the reasons management uses each measure, and reconciliations of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with generally accepted accounting principles, please see the section of the accompanying tables titled "Non-GAAP Financial Information."
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the securities laws. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words or variation of words such as "expects," "anticipates," "intends," "plans," "believes," "commits," "seeks," "estimates," "projects," "forecasts," "targets," "would," "will," "should," "goal," "could," "may," or other similar expressions. Forward-looking statements provide management's current expectations or predictions of future conditions, events or results. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future are forward-looking statements. They may include estimates of revenues, client trajectory, income, effective tax rate, earnings per share, cost savings, capital expenditures, dividends, share repurchases, liquidity, capital structure, market share, industry volumes, or other financial items, descriptions of management’s plans or objectives for future operations, products or services, or descriptions of assumptions underlying any of the above. They also include the expected impact of the coronavirus (COVID-19) pandemic, including, without limitation, the impact on economic and financial markets, the Company’s capital resources and financial condition, the expected use of proceeds under the Company’s revolving credit facility, future expenditures, potential regulatory actions, such as extensions of tax filing deadlines or other related relief, changes in consumer behaviors and modifications to the Company’s operations related thereto. All forward-looking statements speak only as of the date they are made and reflect the company's good faith beliefs, assumptions and expectations, but they are not guarantees of future performance or events. Furthermore, the company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions, factors, or expectations, new information, data or methods, future events or other changes, except as required by law. By their nature, forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Factors that might cause such differences include, but are not limited to a variety of economic, competitive and regulatory factors, many of which are beyond the company's control, that are described in our Annual Report on Form 10-K for the most recently completed fiscal year in the section entitled "Risk Factors" and additional factors we may describe from time to time in other filings with the Securities and Exchange Commission. You may get such filings for free at our website at http://investors.hrblock.com. You should understand that it is not possible to predict or identify all such factors and, consequently, you should not consider any such list to be a complete set of all potential risks or uncertainties.
For Further Information
Investor Relations:    Colby Brown, (816) 854-4559, colby.brown@hrblock.com
Media Relations:    Susan Waldron, (816) 854-5522, susan.waldron@hrblock.com

TABLE FOLLOWS

CONSOLIDATED STATEMENTS OF OPERATIONS			(unaudited, in 000s - except per share amounts)
	Three months ended April 30,		Year ended April 30,
	2020	2019	2020	2019

REVENUES:
Service revenues	$1,635,561	$2,063,941	$2,327,323	$2,691,727
Royalty, product and other revenues	173,791	268,502	312,397	403,154
	1,809,352	2,332,443	2,639,720	3,094,881
OPERATING EXPENSES:
Costs of revenues	767,157	863,521	1,712,276	1,756,922
Impairment of goodwill	106,000	—	106,000	—
Selling, general and administrative	268,603	317,650	744,361	722,167
Total operating expenses	1,141,760	1,181,171	2,562,637	2,479,089

Other income (expense), net	1,896	5,144	15,637	16,419
Interest expense on borrowings	(27,412)	(21,837)	(96,094)	(87,051)
Income (loss) from continuing operations before income taxes (benefit)	642,076	1,134,579	(3,374)	545,160
Income taxes (benefit)	178,616	249,810	(9,530)	99,904
Net income from continuing operations	463,460	884,769	6,156	445,256
Net loss from discontinued operations	(3,057)	(6,860)	(13,682)	(22,747)
NET INCOME (LOSS)	$460,403	$877,909	$(7,526)	$422,509

BASIC EARNINGS (LOSS) PER SHARE:
Continuing operations	$2.40	$4.36	$0.03	$2.16
Discontinued operations	(0.01)	(0.04)	(0.07)	(0.11)
Consolidated	$2.39	$4.32	$(0.04)	$2.05

WEIGHTED AVERAGE BASIC SHARES	192,475	202,675	196,701	205,372

DILUTED EARNINGS (LOSS) PER SHARE:
Continuing operations	$2.39	$4.32	$0.03	$2.15
Discontinued operations	(0.02)	(0.03)	(0.07)	(0.11)
Consolidated	$2.37	$4.29	$(0.04)	$2.04

WEIGHTED AVERAGE DILUTED SHARES	193,726	204,199	198,108	206,724

CONSOLIDATED BALANCE SHEETS	(unaudited, in 000s - except per share data)
As of April 30,	2020	2019

ASSETS
Cash and cash equivalents	$2,661,914	$1,572,150
Cash and cash equivalents - restricted	211,106	135,577
Receivables, net	133,197	138,965
Prepaid expenses and other current assets	80,519	146,667
Total current assets	3,086,736	1,993,359
Property and equipment, net	184,367	212,092
Operating lease right of use asset	494,788	—
Intangible assets, net	414,976	342,493
Goodwill	712,138	519,937
Deferred tax assets and income taxes receivable	151,195	141,979
Other noncurrent assets	67,847	90,085
Total assets	$5,112,047	$3,299,945
LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES:
Accounts payable and accrued expenses	$203,103	$249,525
Accrued salaries, wages and payroll taxes	116,375	196,527
Accrued income taxes and reserves for uncertain tax positions	209,816	271,973
Current portion of long-term debt	649,384	—
Operating lease liabilities	195,537	—
Deferred revenue and other current liabilities	201,401	204,976
Total current liabilities	1,575,616	923,001
Long-term debt and line of credit borrowings	2,845,873	1,492,629
Deferred tax liabilities and reserves for uncertain tax positions	182,441	197,906
Operating lease liabilities	312,566	—
Deferred revenue and other noncurrent liabilities	124,510	144,882
Total liabilities	5,041,006	2,758,418
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY:
Common stock, no par, stated value $.01 per share	2,282	2,383
Additional paid-in capital	775,387	767,636
Accumulated other comprehensive loss	(51,576)	(20,416)
Retained earnings	42,965	499,386
Less treasury shares, at cost	(698,017)	(707,462)
Total stockholders' equity	71,041	541,527
Total liabilities and stockholders' equity	$5,112,047	$3,299,945

CONSOLIDATED STATEMENTS OF CASH FLOWS	(unaudited, in 000s)
Year ended April 30,	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(7,526)	$422,509
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	169,536	166,695
Provision for bad debt	76,621	70,569
Deferred taxes	(8,300)	1,129
Stock-based compensation	28,045	23,767
Impairment of goodwill	106,000	—
Changes in assets and liabilities, net of acquisitions:
Receivables	(66,896)	(73,648)
Prepaid expenses and other current and noncurrent assets	39,377	(4,503)
Accounts payable, accrued expenses, salaries, wages and payroll taxes	(124,019)	54,827
Deferred revenue, other current and noncurrent liabilities	(9,096)	(13,758)
Income tax receivables, accrued income taxes and income tax reserves	(87,423)	(36,824)
Other, net	(7,358)	(4,225)
Net cash provided by operating activities	108,961	606,538

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(81,685)	(95,490)
Payments made for business acquisitions, net of cash acquired	(450,242)	(43,637)
Franchise loans funded	(35,264)	(19,922)
Payments from franchisees	39,919	32,671
Other, net	57,041	(28,753)
Net cash used in investing activities	(470,231)	(155,131)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayments of line of credit borrowings	(1,335,000)	(720,000)
Proceeds from line of credit borrowings	3,335,000	720,000
Dividends paid	(204,870)	(205,461)
Repurchase of common stock, including shares surrendered	(256,214)	(189,912)
Proceeds from exercise of stock options	2,075	2,532
Other, net	(9,143)	(10,854)
Net cash provided by (used in) financing activities	1,531,848	(403,695)

Effects of exchange rate changes on cash	(5,285)	(3,663)

Net increase in cash and cash equivalents, including restricted balances	1,165,293	44,049
Cash, cash equivalents and restricted cash, beginning of the year	1,707,727	1,663,678
Cash, cash equivalents and restricted cash, end of the year	$2,873,020	$1,707,727

SUPPLEMENTARY CASH FLOW DATA:
Income taxes paid, net of refunds received	$89,204	$132,982
Interest paid on borrowings	87,426	82,442
Accrued additions to property and equipment	1,185	6,159

FINANCIAL RESULTS	(unaudited, in 000s - except per share amounts)
	Three months ended April 30,		Year ended April 30,
	2020	2019	2020	2019
REVENUES:
U.S. assisted tax preparation	$1,175,129	$1,529,429	$1,533,303	$1,858,998
U.S. royalties	133,767	185,643	193,411	243,541
U.S. DIY tax preparation	166,861	222,422	208,901	261,413
International	82,754	123,582	180,065	220,562
Refund Transfers	101,893	120,519	154,687	169,985
Emerald Card®	53,609	59,552	92,737	98,256
Peace of Mind® Extended Service Plan	29,734	30,623	105,185	108,114
Tax Identity Shield®	14,489	18,022	31,797	35,661
Interest and fee income on Emerald AdvanceTM	27,087	26,414	60,867	58,182
Wave	10,971	—	36,711	—
Other	13,058	16,237	42,056	40,169
Total revenues	1,809,352	2,332,443	2,639,720	3,094,881

Compensation and benefits:
Field wages	398,582	488,600	678,813	751,392
Other wages	40,159	64,950	218,548	217,061
Benefits and other compensation	74,956	90,389	175,535	180,276
	513,697	643,939	1,072,896	1,148,729

Occupancy	117,932	111,328	410,402	401,341
Marketing and advertising	153,904	181,451	255,094	269,807
Depreciation and amortization	44,127	40,682	169,536	166,695
Bad debt	39,876	37,504	77,470	70,695
Impairment of goodwill	106,000	—	106,000	—
Other	166,224	166,267	471,239	421,822
Total operating expenses	1,141,760	1,181,171	2,562,637	2,479,089

Other income (expense), net	1,896	5,144	15,637	16,419
Interest expense on borrowings	(27,412)	(21,837)	(96,094)	(87,051)
Income (loss) from continuing operations before income taxes (benefit)	642,076	1,134,579	(3,374)	545,160
Income taxes (benefit)	178,616	249,810	(9,530)	99,904
Net income from continuing operations	463,460	884,769	6,156	445,256
Net loss from discontinued operations	(3,057)	(6,860)	(13,682)	(22,747)
NET INCOME (LOSS)	$460,403	$877,909	$(7,526)	$422,509

BASIC EARNINGS (LOSS) PER SHARE:
Continuing operations	$2.40	$4.36	$0.03	$2.16
Discontinued operations	(0.01)	(0.04)	(0.07)	(0.11)
Consolidated	$2.39	$4.32	$(0.04)	$2.05

WEIGHTED AVERAGE BASIC SHARES	192,475	202,675	196,701	205,372

DILUTED EARNINGS (LOSS) PER SHARE:
Continuing operations	$2.39	$4.32	$0.03	$2.15
Discontinued operations	(0.02)	(0.03)	(0.07)	(0.11)
Consolidated	$2.37	$4.29	$(0.04)	$2.04

WEIGHTED AVERAGE DILUTED SHARES	193,726	204,199	198,108	206,724

Adjusted EBITDA from continuing operations (1)	$819,615	$1,197,098	$368,256	$798,906
Adjusted EBITDA margin of continuing operations (1)	45.3%	51.3%	14.0%	25.8%

(1)	See "Non-GAAP Financial Information" for a reconciliation of non-GAAP measures.

NON-GAAP FINANCIAL MEASURES

	Three months ended April 30,		Year ended April 30,
NON-GAAP FINANCIAL MEASURE - EBITDA	2020	2019	2020	2019

Net income (loss) - as reported	$460,403	$877,909	$(7,526)	$422,509
Discontinued operations, net	3,057	6,860	13,682	22,747
Net income from continuing operations - as reported	463,460	884,769	6,156	445,256
Add back:
Income taxes (benefit) of continuing operations	178,616	249,810	(9,530)	99,904
Interest expense of continuing operations	27,412	21,837	96,094	87,051
Depreciation and amortization of continuing operations	44,127	40,682	169,536	166,695
	250,155	312,329	256,100	353,650
EBITDA from continuing operations	713,615	1,197,098	262,256	798,906
Adjustments:
Impairment of goodwill	106,000	—	106,000	—
Adjusted EBITDA from continuing operations	$819,615	$1,197,098	$368,256	$798,906

EBITDA margin from continuing operations (1)	39.4%	51.3%	9.9%	25.8%
Adjusted EBITDA margin from continuing operations (2)	45.3%	51.3%	14.0%	25.8%

(1)	EBITDA margin from continuing operations is computed as EBITDA from continuing operations divided by revenues from continuing operations.

(2)	Adjusted EBITDA margin from continuing operations is computed as adjusted EBITDA from continuing operations divided by revenues from continuing operations.

	Three months ended April 30,		Year ended April 30,
NON-GAAP FINANCIAL MEASURE - ADJUSTED EPS	2020	2019	2020	2019

Net income from continuing operations - as reported	$463,460	$884,769	$6,156	$445,256

Adjustments:
Amortization of intangibles related to acquisitions (pretax)	19,564	16,298	74,561	62,751
Impairment of goodwill (pretax)	106,000	—	106,000	—
Tax effect of adjustments(1)	(5,459)	(3,775)	(19,126)	(14,891)
Adjusted net income from continuing operations	$583,565	$897,292	$167,591	$493,116

Diluted income per share - as reported	$2.39	$4.32	$0.03	$2.15
Adjustments, net of tax	0.62	0.07	0.81	0.24
Adjusted income per share	$3.01	$4.39	$0.84	$2.39

(1)	The tax effect of adjustments is the difference between the tax provision calculation on a GAAP basis and on an adjusted non-GAAP basis.
NON-GAAP FINANCIAL INFORMATION
The accompanying press release contains non-GAAP financial measures. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. Because these measures are not measures of financial performance under GAAP and are susceptible to varying calculations, they may not be comparable to similarly titled measures for other companies.
We consider our non-GAAP financial measures to be performance measures and a useful metric for management and investors to evaluate and compare the ongoing operating performance of our business.

We make adjustments for certain non-GAAP financial measures related to amortization of intangibles from acquisitions and goodwill impairments. We believe removing the impacts of amortization of acquired intangibles and goodwill impairments provides a more meaningful indicator of performance and will assist in understanding our financial results.
We may consider whether other significant items that arise in the future should be excluded from our non-GAAP financial measures.
We measure the performance of our business using a variety of metrics, including earnings before interest, taxes, depreciation and amortization (EBITDA) from continuing operations, adjusted EBITDA from continuing operations, EBITDA margin from continuing operations, adjusted EBITDA margin from continuing operations, adjusted diluted earnings per share from continuing operations and free cash flow. We also use EBITDA from continuing operations and pretax income of continuing operations, each subject to permitted adjustments, as performance metrics in incentive compensation calculations for our employees.